                             LOAN/ACTIVITY AGREEMENT

         Agreement made this 2nd day of August, 1990, by and between LIFETIME INSTITUTE FOR FAMILY EDUCATION, INC., a Connecticut corporation having its principal place of business at 1177 High Ridge Road,, Stamford, Connecticut 06905, acting herein by Robert C. Ford, its President, duly authorized, hereinafter referred to as ("Lifetime") and The American Society for Psychoprophylaxis in Obstetrics, Inc., a non-profit corporation organized under the laws of the State of New York, with a principal place of business at 1840 Wilson Boulevard, Suite 204, Arlington, Virginia 22201, hereinafter alternatively referred to as ("ASPO/Lamaze") and/or (the "Association").

                              W I T N E S S E T H:

         WHEREAS, ASPO/Lamaze is in need of acquiring capital in order to meet its mission of providing childbirth education programs; and

         WHEREAS, in an effort to acquire the needed capital, ASPO/Lamaze has requested Lifetime to loan it certain funds; and

         WHEREAS, Lifetime is willing to loan said funds;

         NOW THEREFORE, in consideration of the mutual promises and undertakings herein set forth, it is agreed that:

                                      LOAN

         1. At the time of closing as hereinafter provided for, Lifetime shall loan and disburse to ASPO/Lamaze the sum of $400,000.00.

         2. Said loan will be evidenced by a Promissory Note executed by ASPO/Lamaze, in form and substance satisfactory to Lifetime, providing for the repayment of the principal amount of said loan in four equal annual installments of $100,000.00 each, together with interest in arrears on the outstanding principal balance of the loan calculated at the time each of the aforesaid principal payments are due, based on the prime rate, as published in the Wall Street Journal at the time said principal payment is due, plus one percent (1%) per annum. The said Promissory Note shall include (a) provision for the payment of a late charge in the amount of five percent (5%) of any installment of principal and interest not made within fifteen (15) days of the due date thereof, (b) a thirty (30) day default clause with interest at 18% per annum after default, (c) the payment of all costs, including reasonable attorney's fees, incurred by the holder in taking any action for the collection of the debt, and (d) the privilege of prepayment without penalty. The Promissory Note shall be executed at the closing, and the first installment of principal, together with the interest having accrued on the outstanding principal balance of the loan, shall be paid one year from the date of said Note and each year thereafter until fully paid.

         3. Said Promissory Note shall be secured by a security agreement and a collateral assignment of all rights which ASPO/Lamaze has in and to certain payments to be made to ASPO/Lamaze by Lamaze Publishing Association for the sale of Lamaze Parents' Magazine. Said security agreement and collateral assignment shall be executed at the closing and shall be in form and substance acceptable to Lifetime.

         4. Since Lifetime has an interest in the future of ASPO/Lamaze, Lifetime will need certain assurances that ASPO/Lamaze will be managed and operated in such manner as to assure its financial solvency and continued success. Accordingly, as of the closing, and thereafter as required herein, ASPO/Lamaze shall do the following:

         (a) Retain the firm of Smith, Bucklin and Associates ("Smith, Bucklin"), a professional association management firm, or other professional management firm (which management firm(s) shall hereafter be referred to as the "Management Firm") mutually acceptable to ASPO/Lamaze and Lifetime to provide consultation services with a view to assisting ASPO/Lamaze in meeting its stated objectives in a more financially efficient manner.

         (b) ASPO/Lamaze shall establish a Budget Committee, which shall be an "ad hoc" committee of the Board, and which will have the primary responsibility of overseeing and providing direction for the financial operations of the Association.

         (c) The Management Firm shall prepare, for submission to the Budget Committee, annual proposed operating budgets and monthly operating statements, and such other usual and customary financial statements as may be required by the Budget Committee.

         (d) No financial obligations shall be incurred by ASPO/Lamaze and no financial transactions shall be undertaken by ASPO/Lamaze without the approval of the Budget Committee.

         (e)  The Budget Committee shall consist of the following members:

              1.   The President of ASPO/Lamaze;

              2. The Treasurer of ASPO/Lamaze, who shall be the Chairman of the Budget Committee;

              3. The immediate past president of ASPO/Lamaze (in the event such individual cannot or will not serve, then such other past ASPO/Lamaze officer as may be appointed by the Budget Committee);

              4.   The designee of Lifetime;

         (f) The aforesaid constitution of the Budget Committee shall continue until such time as the Promissory Note to Lifetime has been paid in full. After said Promissory Note is paid in full, and Lifetime still has a business affiliation with ASPO/Lamaze, the Budget Committee shall include at least one individual who is an expert in the area of corporate management and finance.

         (g) ASPO/Lamaze shall continue to retain the services of the Management Firm until said Promissory Note to Lifetime has been paid in full.

         (h) The Board of Directors of ASPO/Lamaze shall adopt a resolution, which shall remain in effect at least until such time as said Promissory Note has been paid in full, providing that no operating budget will be adopted by the Board if such budget provides for the expenditure of revenues which are in excess of the revenues realized by ASPO/Lamaze during the immediately preceding fiscal year; recognizing that budgets can be amended and increased during the year when proven receivables, contracts or cash in hand make increasing the budget fiscally sound without risk of incurring a negative balance sheet at the end of the year. The failure of ASPO/Lamaze to abide by the foregoing shall constitute an event of default resulting in the acceleration of the then outstanding principal balance of the said Promissory Note, together with all interest having accrued thereon to such time.

         (i) A designee of Lifetime shall serve as an ex-officio advisor/invitee of the Board of Directors of ASPO/Lamaze with full rights of participation in all meetings of the Board and all of its committees, except its Nominating Committee. Said ex-officio advisor/invitee shall have no voting rights. The expenses of said ex-officio advisor/ invitee, in connection with attendance at board and/or committee meetings, to include, but not limited to from expenses for travel to and from said meetings and accommodations while in attendance at such meetings, shall be the sole responsibility of Lifetime. Lifetime's right to designate an ex-officio advisor/invitee of the ASPO/Lamaze Board shall continue for as long as there exists any business affiliation between ASPO/Lamaze and Lifetime.

         5. For the purposes of this Agreement, a business affiliation shall be deemed to exist between Lifetime and ASPO/Lamaze, if, for no other reason, Lifetime is providing services of any nature to ASPO/Lamaze pursuant to any agreement with it.

                                 OTHER PROJECTS

         1. ASPO/Lamaze and Lifetime wish to further develop an existing business relationship into a number of areas which will be of benefit to ASPO/Lamaze in promulgating and developing its childbirth education programs.

         2. ASPO/Lamaze acknowledges that there are presently in existence two business agreements with Lifetime. The first, relating to the development and distribution of video cassettes, which is dated October 18, 1989, and the second, relating to the development of creative and intellectual properties, which is dated April 6, 1990. Notwithstanding anything to the contrary in said agreements, it is the intention of the parties hereto that the rights and obligations set forth in each of said agreements shall be renewed annually and continue in perpetuity so long as the parties have faithfully performed all of the obligations imposed upon them under the terms of said agreements. Anything in said agreements to the contrary shall be of no effect.

         3. In addition to the aforesaid agreements, the parties hereto wish to further extend their relationship as follows:

              (a) At the closing, ASPO/Lamaze shall grant to Lifetime the exclusive right to act as ASPO/Lamaze's advertising and marketing representative. As such exclusive advertising representative, Lifetime shall receive a fee equal to 15% of all revenues (less Agency Discounts) generated from the sales of consumer product advertising in all publications owned by ASPO/Lamaze. For purposes of this Agreement, "consumer product advertising" shall constitute advertising targeted to the expectant parent/parent market. The fact that an advertisement may be placed in any in-house association publication, professional journal, convention booklet, academic publication or any other publication which in the past has been published by ASPO/Lamaze for use in-house does not preclude its being "consumer product advertising" for purposes of this Agreement.

              (b) At the closing, ASPO/Lamaze shall designate Lifetime as its exclusive agent for all fund-raising activities previously authorized in writing by ASPO/Lamaze. Lifetime shall organize and conduct any such fund-raising activities and shall deliver all funds realized from such activities to ASPO/Lamaze, without deducting any fees therefrom for Lifetime's services, other than reimbursements for amounts covering all expenses incurred by Lifetime in organizing and conducting said fund-raising activities. Any expenses to be incurred by Lifetime in this regard are to be previously approved by ASPO/Lamaze. Lifetime shall provide any documentation or substantiation reasonably requested by ASPO/Lamaze in support of such expenses after they are actually incurred. Nothing herein shall restrict or prohibit ASPO/Lamaze from directly seeking and obtaining grants from federal or state governmental agencies or private foundations, without the assistance or participation of Lifetime.

         4. In the conduct of business as ASPO/Lamaze's exclusive advertising, marketing, and fund-raising agent, when Lifetime deals with manufacturers, in any of the aforesaid capacities, it shall only deal with manufacturers of consumer related products which have demonstrated by prior conduct, adherence to principles which are not in conflict with those which ASPO/Lamaze has adopted in accomplishing its mission.

         5. Fees to be paid to Lifetime by ASPO/Lamaze for services rendered by Lifetime as the exclusive marketing representative for ASPO/Lamaze shall be based on a percentage of any revenues generated from such marketing endeavors and shall be consistent with generally accepted industry fee standards as demonstrated by Lifetime to ASPO/Lamaze.

         6. As ASPO/Lamaze's exclusive advertising and marketing representative, Lifetime shall manage and coordinate the sales and solicitation efforts required for the success of any in-house association publication activities undertaken by ASPO/Lamaze.

                               GENERAL CONDITIONS

         1. The closing of the transactions contemplated hereunder ("the closing") , shall be held at the office of Abate & Fox, 607 Bedford Street, Stamford, Connecticut 06901 at 10:00 a.m. on August 21, 1990 or at such other time and place as the parties shall agree to in writing.

         2. At the closing, ASPO/Lamaze shall deliver to Lifetime all proper instruments of assignment and transfer, together with such other instruments as are required by the provisions hereof. ASPO/Lamaze shall at any time an and after the closing, upon the request of Lifetime, and without further consideration, take all further acts and execute and deliver all such further assignments, transfers and assurances as may be required for the better assigning, transferring, granting, and conveying to Lifetime of the rights and title contemplated by this Agreement.

         3. All instruments and documents to be delivered by either party at the closing shall be subject to the advance approval of counsel for both parties and shall be delivered subject to receipt from the other party of all items to be delivered by it.

         4. ASPO/Lamaze represents, warrants, and agrees with Lifetime that it has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement and the transactions contemplated hereby have been approved and authorized by its Board of Directors. All documents required hereunder shall be executed by the President of ASPO/Lamaze with appropriate resolution of the Board of Directors, which resolution shall be presented to Lifetime at the closing.

         5. The execution and delivery of this Agreement and compliance with the terms hereof by ASPO/Lamaze do not conflict with, or result in the breach of any of the terms, conditions, or provisions of, or constitute a default under its charter, by-laws, or any indenture, agreement or other instrument, regulation, judgment, or decree to which ASPO/Lamaze is a party or by which it is bound.

         6. Lifetime represents and warrants to ASPO/Lamaze that it is a corporation validly existing and in good standing under the laws of the State of Connecticut and that it has full power and lawful authority to enter into this Agreement and to consummate the transactions contemplated herein and that said transactions have been approved and authorized by its Board of Directors and it will have such power and authority as of the closing date.

         7. As of the closing: (a) the representations of ASPO/Lamaze contained in this Agreement shall be true and correct with the same effect as though such representations had been made as of the date of closing, (b) ASPO/Lamaze shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the closing, (c) All corporate and other proceedings to be taken and all consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Lifetime, (d) Lifetime shall have reviewed the financial records of ASPO/Lamaze and found said financial records to be satisfactory, (e) no action or proceedings shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

         8. So long as there is no default hereunder or under any of the agreements to be executed at the closing and which are contemplated hereunder, by Lifetime, ASPO/Lamaze shall not enter into any agreement with any other party similar to this agreement (regardless of the loan aspect of this agreement) or to the agreements contemplated herein to be executed at the closing. So long as there is no default hereunder, or under any of the agreements to be executed at the closing, by ASPO/Lamaze, Lifetime shall not enter into any agreement with any other organization which offers the delivery of services to the pre-natal, post-natal, parenting or childbirth markets, and which agreement is similar to this agreement (regardless of the loan aspect of this agreement) or those to be executed at closing.

         9. ASPO/Lamaze agrees that Lifetime would suffer an irreparable injury if ASPO/Lamaze were to breach the covenants of this Agreement and that Lifetime would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and ASPO/Lamaze hereby stipulates to the entering of such injunctive relief prohibiting it from engaging in such breach. Without limitation as to the right of Lifetime to seek injunctive relief, or to pursue its remedies under the aforesaid security agreement and collateral assignment, in the event of any dispute between the parties hereto as to their rights and obligations under the terms of this Agreement, such dispute shall be resolved by arbitration. Arbitration shall be conducted in the City of Stamford, Connecticut in accordance with the rules of the American Arbitration Association then in effect and shall be conducted by a panel of three (3) arbitrators. The sole issue to be resolved by the arbitrators is whether or not a breach has occurred or has not been cured. In the event of a determination by the arbitrators that a breach has occurred and not been cured, the defaulting party shall have a period of fifteen (15) days from the date of service upon said party of the arbitrators' decision, to cure the default involved, during which time any payments required hereunder will continue to be paid. In the event of a failure to cure by the party in default, subsequent to the arbitrator, decision, the other party shall have the right, without prejudice to any other rights which it may have or remedies which it may seek at law or equity, to terminate this Agreement by giving fifteen (15) days notice to the party in breach.

         10. ASPO/Lamaze acknowledges that the restrictive covenants contained in this Agreement for the benefit of Lifetime are essential to the transactions contemplated hereby and that Lifetime would not make the loan contemplated herein if ASPO/Lamaze does not agree to said covenants.

         11. If any court determines that any of the covenants set forth herein is invalid or unenforceable, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         12. If either party hereto pursues any remedy available to it due to the breach hereof by the other party or due to the breach of any of the agreements contemplated herein and to be executed by the parties at the closing, such party against whom a remedy is sought shall pay all of the other parties costs, expenses, and reasonable attorney's fees in connection therewith, providing it is finally adjudged by a court of competent jurisdiction that such party against whom remedy is sought actually breached or threatened to breach its obligations.

         13. All notices, requests, demands, and other communications permitted or required hereby shall be in writing and shall be effective if delivered to the address or sent to such address by certified mail, postage prepaid, return receipt requested, at its address set forth hereinabove, or to such other address as a party may specify by notice given to the other party in the manner hereby prescribed. Notices given by certified mail as aforesaid shall be effective on the fifth business day following the date on which such notice was deposited in the mail unless sooner received by the addressee, in which case it shall be effective when received.

         14. This Agreement constitutes the complete and entire agreement of the parties concerning the subject matter hereof. Any agreements previously existing between the parties hereto, the terms of which are at variance with the terms of this Agreement, shall be and are hereby modified to be consistent with this Agreement. The parties may amend this Agreement in any respect by mutual agreement, in writing, signed by each party, and specifically referring hereto.

         15. ASPO/Lamaze hereby consents to the assignment of this Agreement, in whole or part, or any of the rights set forth in this Agreement, to a corporation or other entity in which, Lifetime, Bruce F. Failing, Jr., Norton Garfinkle, Robert C. Ford, or any combination thereof have a combined ownership interest of at least fifty percent (50%). Except as herein before allowed, this Agreement, and any renewals or extensions hereof, shall not be assigned by either party hereto without the prior written consent of the other party.

         16. The obligations and benefits of this Agreement shall bind and benefit the parties hereto, their successors and assigns with the same effect as if mentioned in each instance where a party is named or referred to.

         17. If any court determines that any provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid provisions.

         18. Any provision of this Agreement which by its terms is intended to survive the closing, shall in fact survive said closing, and be binding upon and inure to the benefit of the parties hereto thereafter.

         19. The provisions of this Agreement shall continue in effect until either party terminates same by written notice to the other delivered at least six (6) months prior to any termination date. ASPO/Lamaze shall not terminate this Agreement unless Lifetime has failed to meet its obligations hereunder.

         20. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

         21. The parties agree that their relationship under this Agreement does not constitute a partnership.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WITNESSES:                                        LIFETIME INSTITUTE FOR FAMILY
                                                  EDUCATION, INC.

    /s/ Carole D. Sherwood                   By:  /s/ Robert C. Ford
-----------------------------                     -----------------------
                                                  Robert C. Ford, its President
                                                  Duly Authorized

    /s/ Deborah Armstrong
-----------------------------
                                                  THE AMERICAN SOCIETY FOR
                                                  PSYCHOPROPHYLAXIS IN
                                                  OBSTETRICS, INC.

        [Illegible]                          By:  /s/ Francine H. Nichols
-----------------------------                     -----------------------
                                                  Francine H. Nichols, RNC, PhD
                                                  President

    /s/ Rodger F. Emry
-----------------------------